UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2013
INTERNATIONAL GOLD CORP. (Exact name of registrant as specified in its charter)
Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600-666 Burrard Street Vacnouver BC V6C3P6 (Address of principal executive offices)
Registrant's telephone number, including area code: 604-328-4686
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 1, 2013International Gold Corp. (“IGC”) announced today both SignalChem Lifesciences Corporation (“SLC”) and IGC have agreed to terminate their Letter of Intent as previously announced on July 18, 2012.

The Company further announces that it has closed its second tranche of a non-brokered private placement for 1,407,500 shares offered at $0.20 per share for Gross proceeds of $259,750. In total the Company sold 1,705,000 Shares for an aggregate total of $319,250.

All securities distributed pursuant to the Private Placements will be subject to a hold period of four months following closing in accordance with applicable Canadian securities laws and such other further restrictions as they apply under foreign securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Description
99.1	News Release dated October 1, 2013 announcing termination of LOI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2013

International Gold Corp.

By:	/s/ Bob M. Baker
Bob M. Baker
President